Exhibit 99.3

Waxess Holdings, Inc.
Proforma Balance Sheet
September 30, 2010
(Unaudited)

	Waxess USA, Inc. (1)	Waxess Holdings, Inc. (2)	Proforma Adjustments		Proforma As Adjusted
ASSETS

Current Assets:
Cash and cash equivalents	$133,310	$6,443	$(6,443)	b	$133,310
Accounts receivable	31,942				31,942
Inventory	418,128				418,128
Total current assets	583,380	6,443	(6,443)		583,380

Equipment, net	159,290				159,290

Deferred financing costs	55,800				55,800
Other assets	34,773				34,773
Patents, net	182,238				182,238
Total Assets	$1,015,481	$6,443	$(6,443)		$1,015,481

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$300,564	$27,179	$(27,179)	b	$300,564
Accrued expenses	55,113				55,113
Current portion of capital lease	6,843				6,843
Notes payable, related party		29,617	(29,617)	c	-
Convertible notes payable	2,510,000				2,510,000

Total current liabilities	2,872,520	56,796	(56,796)		2,872,520
					-
Capital lease, net of current portion	13,774				13,774
					-
Total liabilities	2,886,294	56,796	(56,796)		2,886,294

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock		9,224	(8,141)	a	1,083
					-
Additional paid-in capital	2,708,808	123,726	8,141	a	2,707,725
			20,736	b
			29,617	c
			(183,303)	d
					-

Accumulated deficit	(4,579,621)	(183,303)	183,303	d	(4,579,621)
					-
Total accumulated deficit	(1,870,813)	(50,353)	50,353		(1,870,813)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,015,481	$6,443	$(6,443)		$1,015,481

Waxess Holdings, Inc.
Proforma Balance Sheet
September 30, 2010
(Unaudited)

(1)	Derived from the historical balance sheet of Waxess USA, Inc. appearing elsewhere inthis form 8K

(2)	Derived from the historical balance sheet of Waxess Holdings, Inc.

(a)	Represents the cancellation of 8,141,042 shares at the closing of the Merger, leaving 1,083,333 shares remaining.

(b)	Represents the payoff of outstanding obligations to third parties.

(c)	Represents cancellation of $29,617 note payable to the stockholder.

(d)	At the closing of the Merger, each share of Waxess USA common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 1.20849037 shares of Waxess Holdings, Inc. common stock. An aggregate of 7,500,000 common shares of Waxess Holdings, Inc.
were issued to the holders of our common stock. Accordingly, immediately following the Merger, the former Waxess USA, Inc. shareholders owned approximately 68% of Waxess Holdings, Inc. common stock. The accumulated deficit of Waxess Holdings, Inc. was eliminated to reflect the legal capitalization of the combined entity upon the completion of the Merger.

Waxess Holdings, Inc.
Proforma Statement of Operations
Year ended December 31, 2009
(Audited)

	Waxess USA, Inc. (1)	Waxess Holdings, Inc. (2)	Proforma Adjustments		Proforma

Revenue	$147,661				$147,661

Cost of Sales	116,886				116,886
Gross profit (loss)	30,775				30,775

Operating expenses
Research and development costs	79,084				79,084
Interest expense	63,370	$231			63,601
Selling, general, and administrative	914,272	42,698			956,970
Total operating expenses	1,056,726	42,929	-		1,099,655

Loss from continued operations	(1,025,951)		$(42,929	)a	(1,068,880)
Loss from discontinued operations		(42,929)	42,929	a

					-
Net loss	$(1,089,321)	$(43,160)	$(42,929)		$(1,132,481)

Net loss per share
Continuing operations		$(0.00)			$(0.12)
Discontinued operations		$-			$-
Net loss		$(0.00)			$(0.12)

Weighted average common shares outstanding		9,224,375			8,583,333

(1)	Derived from the historical statement of operation of Waxess USA, Inc. appearing elsewhere inthis form 8K

(2)	Derived from the historical statement of operation of Waxess Holdings, Inc.

Waxess Holdings, Inc.
Proforma Statement of Operations
Nine Months Ended September 30, 2010
(Unaudited)

	Waxess USA, Inc. (1)	Waxess Holdings, Inc. (2)		Proforma Adjustments		Proforma

Revenue	$306,997					$306,997
Less: sales returns, discounts and allowances	(164,153)					(164,153)
Net revenue	142,844					142,844

Cost of Sales	133,091					133,091
Gross profit (loss)	9,753					9,753

Operating Expenses
Research and development costs	954,238					954,238
Selling, general, and administrative	1,632,474	$34,822				1,667,296
Total operating expensesl	2,586,712	34,822				2,621,534

Loss from operations	(2,576,959)	(34,822)				(2,611,781)

Other Income/(Expenses):
Gain on cancellation of debt	227,376					227,376
Interest expense	(368,537)	(69)				(368,606)
Other expenses	(25,080)					(25,080)
	(166,241)	(69)				(166,310)

Loss from continued operations	(2,743,200)			$(34,891	) a	(2,778,091)
Loss from discontinued operations		(34,891)		34,891	a

Net loss	$(2,743,200)	$(34,891)	$			$(2,778,091)

Net loss per share
Continuing operations		$(0.00)				$(0.32)
Discontinued operations		$-				$-
Net loss		$(0.00)				$(0.32)

Weighted average common shares outstanding		9,224,375				8,583,333

Waxess Holdings, Inc.
Proforma Statement of Operations
Nine Months Ended September 30, 2010
(Unaudited)

(1)	Derived from the statement of operation of Waxess USA, Inc. appearing elsewhere inthis form 8K

(2)	Derived from the historical statement of operation of Waxess Holdings, Inc.

(a)	Elimination of operations of Waxess Holdings, Inc. which have been characterized as discontinued operations as they are not being continued in the combined entity following the Merger.

(b)
The computation of proforma weighted average number of shares outstanding takes into account all of the proforma transactions enumerated in the proforma financial statements as if the shares were issued at the beginning of the periods presented.  A reconciliation of shares included in the computation is as follows:

Shares of Waxess Holdings, Inc. outstanding prior to Merger	9,224,375
Shares of Waxess Holdings, Inc. stock issued to stockholders in exchange for their Waxess USA, Inc. common shares	7,500,000
Shares of Waxess Holdings, Inc. cancelled at the time of the Merger	(8,141,042)

8,583,333